Artisan Partners Asset Management Inc. Reports May 2015 Assets Under Management
Milwaukee, WI - June 9, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of May 31, 2015 totaled $111.6 billion. Separate accounts accounted for $49.9 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $61.7 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of May 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	32,939
Non-U.S. Small-Cap Growth	1,413
Global Equity	763
Global Small-Cap Growth	146

U.S. Value Team
U.S. Mid-Cap Value	12,213
U.S. Small-Cap Value	1,502
Value Equity	2,233

Growth Team
U.S. Mid-Cap Growth	16,607
U.S. Small-Cap Growth	2,508
Global Opportunities	6,600

Global Value Team
Non-U.S. Value	17,886
Global Value	15,389

Emerging Markets Team
Emerging Markets	653

Credit Team
High Income	706
Firm Total	$111,558

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners currently has seven autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com